CERTIFICATE OF INCORPORATION
                                       OF
                           INNOVIR LABORATORIES, INC.

         The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

         1. NAME. The name of the corporation is Innovir Laboratories, Inc. (hereinafter called the "Corporation").

         2. ADDRESS; REGISTERED AGENT. The address of the Corporation's registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         3. PURPOSES. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. NUMBER OF SHARES. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1000), all of which shall be shares of Common Stock of the par value of one cent (0.01(cent)) each.

         5. NAME AND ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator are: Jay Itzkowitz, c/o Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019.

         6. ELECTION OF DIRECTORS. Members of the Board of Directors may be elected either by written ballot or by voice vote.

         7. LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefits.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         8.   INDEMNIFICATION.

              8.1 The Corporation shall, to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time denominates such persons entitled to the benefits of this Section 8.

              8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding, PROVIDED, HOWEVER, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

              8.3 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

              8.4 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors and administrators of such person.

              8.5 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws of the Corporation or under
Section 145 of the Delaware General Corporation Law or any other provision of law.

              8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

              8.7 The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses are not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses, shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

              8.8 Any director or officer of the Corporation serving (1) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (2) any employee benefit plan of the Corporation or any corporation referred to in clause (1), in any capacity, shall be deemed to be doing so at the request of the Corporation.

              8.9 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

              9. ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

         IN WITNESS WHEREOF, this Certificate has been signed on this 14th day of September, 1989.

                                                        /S/ JAY ITZKOWITZ
                                                        -----------------
                                                        Jay Itzkowitz
                                                        Incorporator

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                             ANY PART OF THE CAPITAL

                                       OF

                           INNOVIR LABORATORIES, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Innovir Laboratories, Inc.

         2. The corporation has not received any payment for any of its stock.

         3. The certificate of incorporation of the corporation is hereby amended by striking out Article Four thereof and by substituting in lieu of said Article the following new Article Four:

                  "NUMBER OF SHARES. The total number of
              shares of stock which the Corporation shall have authority to issue is ten thousand (10,000), all of which shall be shares of Common Stock of the par value of one cent ($0.01) each."

         4. The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

                                                        /S/ JAY ITZKOWITZ
                                                        -----------------
                                                        Jay Itzkowitz
                                                        Incorporator

Dated: September 22, 1989.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           INNOVIR LABORATORIES, INC.

               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Innovir Laboratories, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and substituting in lieu of said
Article 4 the following new Article 4:

                       Article 4. NUMBER OF SHARES. The total number of shares
                  of stock which the Corporation shall have authority to issue is fifty thousand (50,000), all of which shall be shares of Common Stock of the par value of one cent ($.01) each.

         3. The amendment of the Certification of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         4. The effective time of the amendment herein certified shall be upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested to by its Assistant Secretary this 10th day of January, 1991.

                                                    /S/ ALLAN R. GOLDBERG
                                                    ---------------------
                                                    Allan R. Goldberg
                                                    President


                                                    /S/ JAY ITZKOWITZ
                                                    -----------------
                                                    Jay Itzkowitz
                                                    Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           INNOVIR LABORATORIES, INC.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

     It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Innovir Laboratories, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and substituting in lieu of said
Article 4 the following new Article 4:

         4. (A) NUMBER OF SHARES. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue eighty million shares, consisting of (i) 60,000,000 shares of common stock, $.002 par value (the "Common Stock") and (ii) 20,000,000 shares of preferred stock, $.01 par value (the "preferred stock"), of which 300,000 shares of Series A Convertible Preferred Stock, $.01 par value (the "Series A Convertible Preferred Stock") are hereby authorized and designated.

         The preferred stock authorized by this Certificate of Incorporation may be issued from time to time in one or more classes or series. The Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class of preferred stock other than the Series A Convertible Preferred Stock, and to fix, alter or reduce (but not below the number then outstanding) the number of shares comprising any such class and the designation thereof, or any of them, and to provide for the rights and terms of conversion of the shares of any such class.

         The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued and undesignated shares of preferred stock, for one or more series of preferred stock, in addition to the Series A Convertible Preferred Stock, $.01 par value, described in this Article
4. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

              (i) the designation of such series, the number of shares to constitute such series, and the stated value thereof if different from the par value thereof;

              (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

              (iii) the dividends, if any, payable on such series,whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

              (iv) the amount or amounts payable upon shares of such series upon and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation, and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock;

              (v) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method if any of adjusting the same, and any other terms and conditions of conversion or exchange;

              (vi) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payments of dividends or the making of other distributions on the Common Stock or shares of stock of any other class or any other series of this class;

              (vii) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

              (viii) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof. The powers, preferences and relative, participating, optional and other special rights, of each series of preferred stock, and the qualifications, limitations of restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

     (B) SERIES A CONVERTIBLE PREFERRED STOCK. The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Convertible Preferred Stock are as follows:

              (i) DIVIDENDS. The holder of each share of Series A Convertible Preferred Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for any shares of the Common Stock, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash, stock or otherwise, provided that the amount of any such dividend shall not be less than the amount per share, if any, of any dividend declared on the Common Stock, provided further that for such purpose, each share of Series A Convertible Preferred Stock shall be deemed to represent that number of shares of Common Stock into which such share of Series A Convertible Preferred Stock is then convertible, rounded to the nearest tenth of a share. All dividends declared upon the Series A Convertible Preferred Stock shall be declared PRO RATA per share. All payments due under this Section
(i) to any holder of shares of Series A Convertible Preferred Stock shall be made to the nearest cent.

              (ii)  RIGHTS ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed as follows:

                  (a)(i) The holders of Series A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, an amount equal to $2.00 (the "Original Series A Purchase Price") for each share of Series A Convertible Preferred Stock then outstanding, and, in addition, an amount equal to declared but unpaid dividends, if any, on the Series A Convertible Preferred Stock. If upon liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Convertible Preferred Stock the full amount to which they shall be entitled under this Section B(ii)(1)(a)(i), each of the holders of the Series A Convertible Preferred Stock shall share ratably in any distribution of assets based on the ratio of the amount which would have been payable in respect of the shares held by such holder upon such distribution to the total amount which would have been payable to all such holders if all amounts payable on or with respect to said shares were paid in full.

                  (ii) After setting apart or paying in full the preferential amounts due the holders of the Series A Convertible Preferred Stock in accordance with Section B(ii)(1)(a)(i), the remaining assets of the Corporation available for distribution to stockholders shall be distributed to each holder of the Common Stock the Series A

     Convertible Preferred Stock, PRO RATA based on the ratio which the number of shares of Common Stock such holder holds (or is deemed to hold) bears to the number of shares of Common Stock held (or deemed to be held) by all such holders. In connection therewith each holder of Series A Convertible Preferred Stock shall be deemed to hold that number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such holder is then convertible rounded to the nearest tenth of a share.

         (2) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall, within ten
(10) days after the date the Board of Directors approves such action, or twenty
(20) days prior to any shareholders' meeting called to approve such action, or twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series A Convertible Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Series A Convertible Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series A Convertible Preferred Stock of such material change.

         (3) The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such thirty
(30) day or ten (10) day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series A Convertible Preferred Stock.

         (4) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed (it being understood that with respect to the valuation of securities pursuant to this Section, the independence and competence of any appraiser engaged by the Corporation shall be reasonably and promptly approved by the holders of shares representing 51%, by voting power, of the Corporation's outstanding Series A Convertible Preferred Stock). The corporation shall, upon receipt of such appraiser's valuation give prompt written notice to each holder of shares of Series A Convertible Preferred Stock of the appraiser's valuation. The appraiser's valuation shall be applied on a consistent basis for Series A Convertible Preferred Stock.

              (iii) VOTING. Except as otherwise required by law or as set forth herein, the shares of Series A Convertible Preferred Stock shall be voted equally with the shares of the Corporation's Common Stock at an annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner as the Corporation's Common Stock, upon the following basis: each holder of shares of Series A Convertible Preferred Stock shall be entitled to (1) two (2) times such number of votes deriving from the Series A Convertible Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consents as shall be equal to the largest number of whole shares of the Corporation's Common Stock into which all of his share of Series A Convertible Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent until (2) the issuance and sale of another series of convertible preferred stock of the Corporation with proceeds to the Corporation of at least Four Million Dollars ($4,000,000), automatically and immediately from and after which event such holder shall be entitled to such number of votes deriving from the Series A Convertible Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the largest number of whole shares of Corporation's Common Stock into which all of his shares of Series A Convertible Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

              (iv) CONVERSION RIGHTS. (1) Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the issuance of such share into fully paid and non-assessable shares of Common Stock of the Corporation; provided, however, each share of Series A Convertible Preferred Stock shall automatically be converted into fully paid and non-assessable shares of Common Stock of the Corporation immediately upon the earlier to occur of (a) the closing of a sale of the Corporation's Common Stock in any private placement transaction with proceeds to the Corporation of at least Twenty Million Dollars ($20,000,000) or (b) the closing of a sale of the Corporation's Common Stock in an underwritten registered public offering with proceeds to the Corporation of at least Twenty Million Dollars ($20,000,000). The number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock may be converted shall be determined by dividing $2.00 by the Series A Conversion Price (determined as hereinafter provided) in effect at the time of the conversion.

              (2) The conversion price per share of Series A Convertible Preferred Stock (the "Series A Conversion Price") at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Convertible Preferred Stock shall be $2.00, subject to adjustment as provided in Section (v) hereof.

              (3) The holder of any shares of Series A Convertible Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Convertible Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to each such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph (4) of this Section B(iv). The holder shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series A Convertible Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered.

              (4) No fractional shares of Common Stock or script shall be issued upon conversion of shares of Series A Convertible Preferred Stock. If more than one share of Series A Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest.

              For the purpose hereof, the Current Market Price at any date of one share of Common Stock shall be deemed to be the daily closing price on the day before the day in question. The closing price shall be the last reported sales price [regular way] or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices [regular way], in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section B(iv)(4) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation, or if such determination cannot be made, by a nationally recognized independent investment banking firm selected mutually by the holder of a majority in the voting power of the Series A Convertible Preferred Stock then outstanding and the Corporation (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

              (5) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Convertible Preferred Stock so converted were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

              (6) The Corporation shall at all times reserve and keep available, out of its authorized but unissued common stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Convertible Preferred Stock at the time outstanding.

              (7) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration listing or approval, as the case may be.

              (8) All shares of Common Stock which may be issued upon conversion of the shares of Series A Convertible Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

              (9)  In case:

                  (a) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                  (b) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                  (c) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the transfer agent for the Series A Convertible Preferred Stock, and to the holders of record of the outstanding Series A Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (x) are or is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

              (v) ADJUSTMENT OF CONVERSION PRICES. The Conversion Price from time to time in effect shall be subject to adjustment from time to time as follows:

                  (1) STOCK SPLITS DIVIDENDS AND COMBINATIONS. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be. The proportional increase or decrease in the Conversion Price, as the case may be, shall be that amount such that the Conversion Price in effect after such subdivision, dividend or combination shall be an amount which would entitle the holder of Series A Convertible Preferred Stock to obtain the number of shares of Common Stock which he would have owned immediately following such event had he converted his Series A Convertible Preferred Stock immediately prior to such event.

                  (2) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B(v) and in the taking of all such action ag may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

                   (3) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section B(v), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and prepare and furnish to each holder of Series A Convertible Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(a) such adjustment or readjustment, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

              (vi) STATUS OF CONVERTED STOCK. In case any shares of Series A Convertible Preferred Stock shall be converted pursuant to Section B(iv) hereof, the shares so converted shall resume the status of authorized but unissued shares of Series A Convertible Preferred Stock.

         (vii) CHANGES AFFECTING SERIES A CONVERTIBLE PREFERRED STOCK. So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least two-thirds (66-2/3%) of the total number of shares of Series A Convertible Preferred Stock outstanding, voting separately as a class, (1) alter or change any or all of the rights, preferences, privileges and restrictions granted to or imposed upon the Series A Convertible Preferred Stock or increase or decrease the authorized number of shares of Series A Convertible Preferred Stock; or (2) amend the provisions of this Section B(vii); or (3) reclassify the shares of Common Stock or any other shares of capital stock junior to the Series A Convertible Preferred Stock into shares of capital stock, or create any new class or series of shares of capital stock senior to or on a parity with the Series A Convertible Preferred Stock as to voting rights, dividends or a distribution of assets of the Corporation in liquidation; or (4) unless holders of shares representing at least seventy percent (70%), by voting power, of the capital stock of the Corporation entitled to vote thereon otherwise consent or approve, sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of its assets (other than for the purposes of securing payment of any contract); or (5) unless holders of shares representing at least seventy percent (70%), by voting power, of the capital stock of the Corporation entitled to vote thereon otherwise consent or approve, merge or consolidate with or into any other corporation except into or with a wholly-owned subsidiary of the Corporation; or (6) purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of or consultants to the Corporation who acquired such shares directly from the Corporation, if the purchase price does not exceed the original issue price paid by such former employee or consultant to the Corporation for such shares and such purchase is approved by the Board of Directors of the Corporation; or (7) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or dissolution or transaction in the nature of a partial liquidation or dissolution. The Corporation shall give the holders of the Series A Convertible Preferred Stock reasonable notice of any such event.

         C.  COMMON STOCK.

              (i) VOTING. Except as otherwise expressly provided by law, and subject to the voting rights provided to the holders of Series A Convertible Preferred Stock by this Certificate of Incorporation, the Common Stock has exclusive voting rights on all matters requiring a vote of stockholders.

              (ii) OTHER RIGHTS. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Series A Convertible Preferred Stock, or except as may be provided by the laws of the State of New York, the holders of Common Stock shall have exclusively all other rights of stockholders.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation of the State of Delaware.

         4. The effective time of the amendment herein certified shall be upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested to by its Assistant Secretary this 16th day of April, 1992.


                                                   /S/ STEPHEN R. STREBER
                                                   ----------------------
                                                   Stephen R. Streber,
                                                   President



                                          Attest:  /S/ KATHLEEN E. PICKERING
                                                   -------------------------
                                                   Kathleen E. Pickering,
                                                   Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           INNOVIR LABORATORIES, INC.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

     It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Innovir Laboratories, Inc.

         2. The Certificate of Incorporation of the Corporation is hereby amended by changing the Article thereof numbered 4(A) so that, as amended, the first paragraph of said Article 4(A) shall be and read as follows:

         4. (A) NUMBER OF SHARES. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is eighty million shares, consisting of (i) 60,000,000 shares of common stock, $.000125 par value (the "Common Stock") and (ii) 20,000,000 shares of preferred stock, $.01 par value (the "preferred stock"), of which 400,000 shares of Series A Convertible Preferred Stock, $.01 par value (the "Series A Convertible Preferred Stock") are hereby authorized and designated.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         4. The effective time of the amendment herein certified shall be upon its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested to by its Assistant Secretary this 10 day of June, 1992.

                                                    /S/ STEPHEN R. STREBER
                                                    ----------------------
                                                    Stephen R. Streber,
                                                    President


                                          Attest:  /S/ KATHLEEN E. PICKERING
                                                   -------------------------
                                                   Kathleen E. Pickering,
                                                   Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           INNOVIR LABORATORIES, INC.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Innovir Laboratories, Inc.

     2. Article 4(B) of the Certificate of Incorporation of the Corporation is hereby amended by (a) inserting, immediately before the final period of the current text of Section 4(B)(iv)(9) of the Certificate of Incorporation and immediately before the final period of the current text of Section 4(B)(vii) of the Certificate of Incorporation, the following phrase:

         "; PROVIDED, however, that in the event of any reverse stock split and any related recapitalization or related amendment to terms of preferred stock, such notice shall not be required if such reverse stock split and any related recapitalization or related amendment to terms of preferred stock is approved by the holders of a majority of all of the outstanding shares of the Corporation's capital stock class for such purpose prior to February 15, 1993".

     3. After giving effect to the amendment in the foregoing paragraph 2,
Article 4(A) of the Corporation's Certificate of Incorporation be amended, as follows:

          (a) to effect a plan of recapitalization by affecting a one hundred nine and two hundred forty-five one thousandths (109.245) reverse stock split with respect to the Corporation's Common Stock (the "Reverse Common Stock Split"), without any change in the powers, preferences and rights and qualifications, limitations or restrictions thereof, except as otherwise provided herein, such that every one hundred nine and two hundred forty-five one thousandths (109.245) shares of Common Stock outstanding or held by the Corporation in its treasury or reserved for issuance on the date of the filing of a Certificate of Amendment to the Corporation's Certificate of Incorporation to effect the amendments recommended by this Resolution (the "Effective Time"), and without further action of any kind on the part of the Corporation or its stockholders, shall be changed and reclassified into one share of Common Stock, $.013 par value per share, which share shall be fully paid and nonassessable if and only if and only to the extent such outstanding shares or shares held in treasury were fully paid and nonassessable. Fractional shares which would otherwise result from the foregoing amendment shall be converted upon the Effective Time into the right to receive cash at a rate of seven cents ($.07 per share. Each stock certificate outstanding at the Effective Time shall represent the whole number of shares of Common Stock obtained by dividing the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one hundred nine and two hundred fort-five one thousandths (109.245) and a right to receive cash for any fractional shares of Common Stock, if any, at the rate specified in the preceding sentence. In order to be entitled to receive cash payments for fractional shares as hereinabove provided, stockholders shall deliver stock certificates to the Corporation at its principal place of business duly endorsed for transfer, and the Corporation is hereby authorized to issue and deliver new stock certificates for the Common Stock representing the number of shares of Common Stock held of record of the Corporation's stockholders following the Reverse Common Stock Split, in each case in exchange for a stock certificate or stock certificates for shares of Common Stock issued prior to the Reverse Common Stock Split, the execution and delivery of such certificates by said officers to be conclusive evidence that the same was authorized, and

         (b) to amend the number of authorized shares of the Corporation's Common Stock to fifteen million (15,000,000) shares, having given effect to the Reverse Common Stock Split.

     4. After giving effect to the amendment in the foregoing paragraph 2,
Article 4(A) of the Corporation's Certificate of Incorporation be further amended, as follows:

         (a) to effect a plan of recapitalization by affecting a one-for-six and seven hundred seventy-six one thousandths (6.778) reverse stock split with respect to the Corporation's Series A Preferred Stock (the "Reverse Preferred Stock Split"), without any change in the powers, preferences and rights and qualifications, limitations or restrictions thereof, except as otherwise provided herein, such that every six and seven hundred seventy-six one thousandths (6.774) shares of Series A Preferred Stock outstanding or held by the Corporation in its treasury or reserved for issuance upon the Effective Time, and without further action of any kind on the part of the Corporation or its stockholders, shall be changed and reclassified into one share of Series A Preferred Stock, $.06 par value per share, which share shall be fully paid and nonassessable if and only if and only to the extent such outstanding shares or shares held in treasury were fully paid and nonassessable. Fractional shares which would otherwise result from the foregoing amendment shall be converted upon the Effective Time into the right to receive cash at a rate of one dollar and twenty-five cents ($1.25) per share. Each stock certificate outstanding at the Effective Time shall represent the whole number of shares of Series A Preferred Stock obtained by dividing the number of shares of Series A Preferred Stock represented by such certificate immediately prior to the Effective Time by six and seven hundred seventy-six one thousandths (6.776) and a right to receive cash for any fractional shares of Series A Preferred Stock, if any, at the rate specified in the preceding sentence. In order to be entitled to receive such cash payments for fractional shares as hereinabove provided, stockholders shall deliver stock certificates to the Corporation at its principal place of business duly endorsed for transfer, and the Corporation is hereby authorized to issue and deliver new stock certificates for the Series A Preferred Stock representing the number of shares of Series A Preferred Stock held of record by the Corporation's stockholders following the Reverse Preferred Stock Split, in each case in exchange for a stock certificate or stock certificates for shares of Series A Preferred Stock issued prior to the Reverse Preferred Stock Split, the execution and delivery of such certificates by said officers to be conclusive evidence that the same was authorized, and

         (b) to increase the number of authorized shares of the Corporation's Series A Preferred Stock to two million (2,000,000) shares, having given effect to the Reverse Preferred Stock Split.

     5. After giving effect to the amendment in the foregoing paragraph 2, in accordance with the preceding paragraphs 3 and 4, the Certificate of Incorporation of the Corporation is hereby amended changing the Article thereof numbered 4(A) so that, as amended, the first paragraph of said Article 4(A) shall be and read as follows:

     "NUMBER OF SHARES. The aggregate number of shares of all classes of capital stock which the Corporation has the authority to issue is thirty million (30,000,000) shares, consisting of (i) fifteen million (15,000,000) shares of Common Stock of the par value of $.013 per share and (ii) fifteen million (15,000,000) shares of preferred stock of the par value of $.06 per share, of which two million (2,000,000) shares of Series A Convertible Preferred Stock, $.06 par value, are hereby authorized and designated."

     6. After giving effect to the amendments in the foregoing paragraphs 2 through 5, the Certificate of Incorporation of the Corporation is hereby further amended by deleting the Article thereof numbered 4(B) and substituting in lieu thereof a new Article 4(B), as follows:

     "4(B) SERIES A CONVERTIBLE PREFERRED STOCK.

         The designations, powers, preferences, and relative participating, optional or other rights of the Series A Convertible Preferred Stock are as follows:

     1.  DESIGNATION AND AMOUNT

         The shares of such class shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be two million (2,000,000). Such number of shares may be increased or decreased by vote of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of such shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     2.  DIVIDENDS.

         The holders of the Series A Preferred Stock shall be entitled to receive dividends as, if and when declared by the Board of Directors out of funds legally available for the purpose, and only out of accumulated earnings, at a rate per fiscal year of ten cents $.10 per share payable in preference and priority to any payment of any dividend on the Corporation's Common Stock, par value $.013 per share (the "Common Stock"). The right to such dividends on the Series A Preferred Stock shall not be cumulative, and no right shall accrue to the holders of the Series A Preferred Stock by reason by the fact that dividends on such shares are not declared in any fiscal year. Dividends and distributions (other than those payable solely in Common Stock) may be paid, or declared and set aside for payment, upon shares of Common Stock in any fiscal year only if dividends shall have been paid, or declared and set apart for payment, on account of all shares of Series A Preferred Stock then issued and outstanding, at the aforesaid rate for such fiscal year.

     3.  LIQUIDATION, DISSOLUTION OR WINDING UP.

         In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each such event herein referred to as a "Liquidation"), the holders of Series A Preferred Stock shall be entitled to have set apart for them, or to be paid out of assets of the Corporation, before any distribution is made to or set apart for the holders of Common Stock, an amount equal to one dollar twenty-five cents ($1.25) plus declared but unpaid dividends, if any, per share (the "Series A Liquidation Amount") of Series A Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation), PROVIDED, however, that if the Board of Directors of the Corporation in good faith determines that upon the occurrence of a Liquidation the holders of the Series A Preferred Stock would be entitled to receive an amount, determined as of the date of such Liquidation, greater than the Series A Liquidation Amount if all of the outstanding shares of Series A Preferred Stock were converted into shares of Common stock as provided in Section 4 hereof, then the holders of Series A Preferred Stock will be treated as if such shares had been converted into shares of Common Stock upon the occurrence of such Liquidation. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to stockholders shall be insufficient to set aside for or to pay such amounts to the holders of Series A Preferred Stock, the total amount of the Corporation's assets which is available to be paid to stockholders of the Corporation shall be distributed pro rata among the holders of the Series A Preferred Stock and no distribution shall be made to or set apart for the holders of Common Stock. If the assets of the Corporation available for distribution to stockholders exceed such amounts, the balance of such assets shall be paid to or set aside for payment ratably among the holders of Common Stock.

         In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity) in which the shareholders of the Corporation immediately prior to such merger or consolidation do not have a majority voting interest (directly or indirectly) in the surviving entity immediately after such merger or consolidation, the consideration to be received in such merger or consolidation by the holders of the Series A

     Preferred Stock and the Common Stock in exchange for such holdings shall be apportioned among them as if such merger or consolidation were a Liquidation.

     4.  CONVERSION.

         (i). OPTIONAL CONVERSION.

         Subject to the terms and conditions of this Section 4, at any time after the issuance of the Series A Preferred Stock, the holder of each share of Series A Preferred Stock shall have the right, at its option, to convert any such share of Series A Preferred Stock into one fully paid and non-assessable share of Common Stock, subject to adjustment as provided in Paragraph C below.

         Such option to convert shares of Series A Preferred Stock into shares of Common Stock may be exercised as to all or any portion of such shares of Series A Preferred Stock by, and only by, giving written notice to the Corporation that the holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrendering for such purpose to the Corporation at its principal office the certificate representing such shares of Series A Preferred Stock, duly endorsed or accompanied by proper instruments of transfer. At the time of such surrender, the persons exercising such option to convert shall be deemed to be the holders of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person.

         Promptly after the receipt of the written notice referred to in the preceding paragraph and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in the holder's name, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion pursuant to this
     Section 4 exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

         (ii). MANDATORY CONVERSION UPON INITIAL PUBLIC OFFERING.

         Immediately upon the effectiveness of a public offering pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, covering the offering and sale of common stock of the Corporation, all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of common stock into which such shares of Series A Preferred Stock are then convertible pursuant to Section 4.A hereof as of the effectiveness of such public offering, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the shares of common stock.

         (iii). CERTAIN PROVISIONS REGARDING CONVERSION.

         No fractional shares shall be issued, and no payment in lieu thereof, shall be issued or made upon conversion of any shares of Series A Preferred Stock, it being agreed that upon conversion, the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock shall be rounded to the nearest whole number.

         The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be subject to adjustment if the Corporation shall after the date of issuance of the Series A Preferred Stock split or divide the outstanding shares of Common Stock into a greater number of shares of Common Stock or affect a reverse-split or consolidation of the outstanding shares of Common Stock into a lesser number of shares, or issue by way of a stock dividend on its Common Stock or reclassification of its shares of Common Stock any shares of the Corporation. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted immediately prior thereto shall be adjusted so that the holder of each share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive for each share of Series A Preferred Stock the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such holder's Series A Preferred Stock had been converted immediately prior to the happening of such event, such adjustment to become effective concurrently with the time at which such subdivision or combination or reclassification, as the case may be, became effective.

     5.  VOTING RIGHTS.

         Except as otherwise set forth herein or required by law, in all matters submitted to a vote of the shareholders of the Corporation, the holders of shares of Series A Preferred Stock shall vote together with the holders of shares of Common Stock of the Corporation as one class. The holders of shares of Series A Preferred Stock shall vote as a separate class on any matter as to which a separate class vote is required by law or pursuant to Section 8 hereof. In all such votes each such share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each matter put before the stockholders of the Corporation equal to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible on the record date for determining stockholders eligible to vote on such matter or, if no such record date is established, the date immediately preceding the date such vote is taken or any written consent of stockholders is solicited.

     6.  REACQUIRED SHARES.

         Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of any class or series of Preferred Stock of the Corporation in its Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred stock or any similar stock or as otherwise required by law.

     7.  COMMON STOCK RESERVED.

         The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Series A Preferred Stock.

     8.  UNRESTRICTED CLASS VOTE MATTERS.

         Unless there is given the approval (in writing or at a meeting duly called for that purpose) of a majority of the outstanding shares of Series A Preferred Stock voting as a class, the Corporation shall not: (a) amend the Certificate of Incorporation of the Corporation if such amendment would alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect the holders thereof adversely; (b) amend the provisions of this Section 8; or (c) reclassify the shares of Common Stock or any other shares of capital stock junior to the Series A Preferred Stock into shares of capital stock senior to or on a parity with the Series A Preferred Stock as to voting rights, dividends or a distribution of assets of the Corporation in liquidation; or (d) purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock having dividend or liquidation priority junior to the Series A Preferred Stock, except for dividends or together distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock issued to employees or consultants of the Corporation if the purchase price does not exceed the original issue price paid by such former employee or consultant to the Corporation for such shares and such purchase is approved by the Board of Directors of the Corporation. The holders of a majority of the aggregate number of shares of Series A Preferred Stock outstanding may, by affirmative vote or consent as aforesaid, agree to a change or alteration by the Corporation in the preferences, special rights and powers of the Series A Preferred Stock, or may waive the application thereof in any particular instance.

     7. The amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

     8. The effective time of the amendments herein certified, as so specified, shall be upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Attested to by its Assistant Secretary this 5th day of February, 1993.

                                                   /S/ CHARLES L. DIMMLER, III
                                                   ---------------------------
                                                   Charles L. Dimmler, III
                                                   President

                                          Attest:  /S/ KATHLEEN PICKERING
                                                   ----------------------
                                                   Kathleen Pickering
                                                   Assistant Secretary

                           CERTIFICATE OF DESIGNATION

                                       OF

                           INNOVIR LABORATORIES, INC.


             Pursuant to Section 151 of the General Corporation Law

                            of the State of Delaware



     We, Allan R. Goldberg and Kathleen E. Pickering, being respectively the President and the Assistant Secretary of Innovir Laboratories, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), DO HEREBY CERTIFY:

     That, pursuant to authority expressly vested in the Board of Directors of the Company by the provisions of its Certificate of Incorporation, as amended, the Board of Directors, at a meeting held on March 30, 1995, adopted the following resolutions:

          FURTHER RESOLVED, that there is hereby established a class of preferred stock, to be designated and referred to as "Class B Convertible Preferred Stock" (the "Class B Preferred Stock"), which shall consist of Two Million Five Hundred Thousand (2,500,000) shares, each having a par value of Six Cents ($.06). Such number of shares may be increased or decreased by vote of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class B Preferred Stock to a number less than the number of such shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Class B Preferred Stock;

          FURTHER RESOLVED, that the holders of Class B Preferred Stock have pro rata rights to dividends, equal to the holders of the Common Stock (based upon the number of shares of Common Stock into which the Class B Preferred Stock is convertible on the dividend record date), from funds legally available therefor, when, as and if declared by the Board of Directors of the Company;
          FURTHER RESOLVED, that in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company (each such event herein referred to as a "Liquidation"), the holders of Class B Preferred Stock shall be entitled to have set apart for them, or to be paid out of assets of the Company, before any distribution is made to or set apart for the holders of Common Stock, an amount equal to five dollars ($5.00) per share and an amount equal to the accrued and unpaid dividends, if any, (the "Class B Liquidation Amount"), of Class B Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Company), provided, however, that if the Board of Directors of the Company in good faith determines that, upon the occurrence of a Liquidation, the holders of the Class B Preferred Stock would be entitled to receive an amount, determined as of the date of such Liquidation, greater than the Class B Liquidation Amount if all of the outstanding shares of Class B Preferred Stock were converted into shares of Common Stock as provided in these resolutions, then the holders of Class B Preferred Stock will be treated as if such shares had been converted into shares of Common Stock upon the occurrence of such Liquidation.
          If, upon a Liquidation, the assets of the Company available for distribution to stockholders shall be insufficient to set aside for or to pay such amounts to the holders of Class B Preferred Stock, the total amount of the Company's assets which is available to be paid to stockholders of the Company shall be distributed pro rata among the holders of Class B Preferred Stock and any other stock with priority equivalent to that of Class B Preferred Stock, and no distribution shall be made to or set apart for the holders of Common Stock. If the assets of the Company available for distribution to stockholders exceed such amounts, the balance of such assets shall be paid to or set aside for payment ratably among the holders of Common Stock;
          FURTHER RESOLVED, that at any time after the issuance of the Class B Preferred Stock, the holders of each share of Class B Preferred Stock shall have the right, at their option and without the payment of any additional consideration, to convert any such share of Class B Preferred Stock into fully paid and non-assessable shares of Common Stock. The number of shares or the fraction of a share of Common Stock into which each share of the Class B Preferred Stock may be converted shall be determined by dividing Five Dollars ($5.00) by sixty-five percent (65%) of the average of the closing bid prices (or last sale prices) of the Common Stock (the "Five Day Bid Price"), as reported by the Nasdaq SmallCap Market (or any other market or exchange upon which the Common Stock may then be quoted or listed) for the five days prior to conversion (or the last date on which such a quote was available), provided, however, that the Five Day Bid Price shall not be less than $5.00 per share of Common Stock.
          Such option to convert shares of Class B Preferred Stock into shares of Common Stock may be exercised as to all or any portion of such shares of Class B Preferred Stock by, and only by, giving written notice to the Company that the holder elects to convert a stated number of shares of Class B Preferred Stock into Common Stock and by surrendering for such purpose to the Company at its principal office the certificate representing such shares of Class B Preferred Stock, duly endorsed or accompanied by proper instruments of transfer. At the time of such surrender, the persons exercising such option to convert shall be deemed to be the holders of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person.
          Promptly after the receipt of the written notice referred to in the preceding paragraph and surrender of the certificate or certificates for the share or shares of Class B Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in the holder's name, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Class B Preferred Stock. In case the number of shares of Class B Preferred Stock represented by the certificate or certificates surrendered for conversion pursuant to this resolution exceeds the number of shares converted, the Company shall, upon such conversion, execute and deliver to the holder a new certificate or certificates for the number of shares of Class B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.
          No fractional shares shall be issued, and no payment in lieu thereof shall be issued or made upon conversion of any shares of Class B Preferred Stock, it being agreed that upon conversion, the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock shall be rounded to the nearest whole number.
          The number of shares of Common Stock into which each share of Class B Preferred Stock may be converted shall be subject to adjustment, if required, if the Company shall after the date of issuance of the Class B Preferred Stock split or divide the outstanding shares of Common Stock into a greater number of shares of Common Stock or effect a reverse-split or consolidation of the outstanding shares of Common Stock into a lesser number of shares, or issue by way of a stock dividend on its Common Stock or reclassification of its shares of Common Stock any shares of the Company. The number of shares of Common Stock into which each share of Class B Preferred Stock may be converted immediately prior thereto shall be adjusted so that the holder of each share of Class B Preferred Stock thereafter surrendered for conversion shall be entitled to receive for each share of Class B Preferred Stock the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such holder's Class B Preferred Stock had been converted immediately prior to the happening of such event, such adjustment to become effective concurrently with the time at which such subdivision or combination or reclassification, as the case may be, became effective;
          FURTHER RESOLVED, that the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding shares of Class B Preferred Stock;
          FURTHER RESOLVED, that except as required by law, in all matters submitted to a vote of the stockholders of the Company, the holders of shares of Class B Preferred Stock shall have no voting rights;
          FURTHER RESOLVED, that any shares of Class B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of any class or series of preferred stock of the Company in its Certificate of Incorporation, in any other Certificate of Designation creating a series of preferred stock or any similar stock or as otherwise required by law;
          FURTHER RESOLVED, that upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be reasonably satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate or certificates representing one or more shares of Class B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate or certificates, the Company will, at its expense, execute and deliver, in lieu of such certificate or certificates, a new certificate or certificates of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate or certificates and dated the date of such lost, stolen, destroyed or mutilated certificate or certificates;
          FURTHER RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file this Certificate of Designation, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, with respect to the Class B Preferred Stock provided for by the foregoing resolutions.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by its President and attested to by its Assistant Secretary this 31 day of March, 1995.

                                              /s/ ALLAN R. GOLDBERG
                                              ------------------------------
                                                  Allan R. Goldberg, President

ATTEST:

/s/ KATHLEEN E. PICKERING
- - ---------------------------------
    Kathleen E. Pickering

                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                   OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
                   QUALIFICATIONS, LIMITATIONS, RESTRICTIONS,
                   AND OTHER DISTINGUISHING CHARACTERISTICS OF
                       CLASS C CONVERTIBLE PREFERRED STOCK

                                       OF

                           INNOVIR LABORATORIES, INC.


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Innovir Laboratories, Inc. a Delaware corporation.

         2. The articles of incorporation of the Corporation authorizes the issuance of fifteen million (15,000,000) shares of Preferred Stock of a par value of $.06 each, 2,500,000 of which have previously been designated as Class B Convertible Preferred Stock, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of the remainder of said shares in one or more Classes and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each Class to be issued.

         3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Class C issue of Preferred Stock:

                 RESOLVED, that 600,000 of the fifteen Million (15,000,000)
            authorized shares of Preferred Stock of the Corporation shall be designated Class C Convertible Preferred Stock, $.06 par value per share, and shall possess the rights and privileges set forth below:

         Section 1. Designation and Amount. The shares of such Class shall be designated as "Class C Convertible Preferred Stock" (the "Class C Preferred Stock") and the number of shares constituting the Class C Preferred Stock shall be 600,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class C Preferred Stock to a number less than the number of shares then outstanding plus the number shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Class C Preferred Stock.

         Section 2. Rank. The Class C Preferred Stock shall rank: (i) prior to all of the Corporation's Common Stock, par value $.013 per share ("Common Stock"); (ii) prior to any class or Class of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Class C Convertible Preferred Stock of whatever subdivision (collectively, with the Common Stock, "Junior Securities"); (iii) on parity with the Corporation's Class B Convertible Preferred Stock and with any class or Class of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Class C Convertible Preferred Stock ("Parity Securities") in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

         Section 3. Dividends. The Class C Convertible Preferred Stock will bear no dividends, and the holders of the Class C Preferred Stock ("Holders") shall not be entitled to receive dividends on the Class C Preferred Stock.

         Section 4. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of shares of Class C Convertible Preferred Stock shall be entitled to receive, immediately after any distributions to senior securities required by the Corporation's Certificate of Incorporation or any certificate of designation of preferences, and prior and in preference to any distribution to Junior Securities but in parity with any distribution of Parity Securities, an amount per share equal to the sum of (i) $5 for each outstanding share of Class C Convertible Preferred Stock (the "Original Class C Issue Price") and (ii) an amount equal to 10% of the Original Class C Issue Price per annum for the period that has passed since the date of issuance of any Class C Preferred Stock (such amount being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the Holders of the Class C Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Class C Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders of the Class C Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such Class of stock is entitled by the Corporation's Certificate of Incorporation and any certificate of designation of preferences.

                  (b) Upon the completion of the distribution required by subsection 4(a), if assets remain in this Corporation, they shall be distributed to holders of Parity Securities (unless holders of Parity Securities have received distributions pursuant to subsection (a) above) and Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted certificate(s) of designation of preferences.

                  (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or Class of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 4, but shall instead be treated pursuant to Section 7 hereof.

         Section 5. Conversion.

     The record Holders of this Class C Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)(l) Right to Convert. The record Holder of this Class C Convertible Preferred Stock shall be entitled, immediately following the date of the last closing of a sale of such Class C Preferred Stock and at any time thereafter, subject to the Company's right of redemption set forth in Section 7(a), at the option of the Holder, at the office of the Company or any transfer agent for the Class C Convertible Preferred Stock, to convert shares of Class C Convertible Preferred Stock held by such Holder (but only in multiples of $50,000), into that number of restricted, fully-paid and non-assessable shares of the $.013 par value common stock of the Company (the "Common Stock") at the Fixed Conversion Price as set forth below. The record Holder of this Class C Convertible Preferred Stock shall additionally be entitled to convert the shares of Class C Convertible Preferred Stock held by such Holder at any time beginning 45 days following the date of the last closing of a sale of such Class C Preferred Stock that occurs pursuant to the offering of the Class C Convertible Preferred Stock by the Company (the "Last Closing"), subject to the Company's right of redemption set forth in Section 7(a), at the option of the Holder, at the office of the Company or any transfer agent for the Class C Preferred Stock, into that number of unrestricted fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula (the "Conversion Rate") provided, however, that such record Holder remains in compliance with Regulation S promulgated under the Securities Act of 1933, as amended:

Number of shares issued upon conversion of one share of Class C Preferred Stock

                           = (.10)(N/365)(5.0) + 5.0
                             -----------------------
                               Conversion Price

where,

         - N = the number of days between (exclusive of (i) below and inclusive of (ii) below) (i) the date that, in connection with the consummation of the initial purchase of this Class C Convertible Preferred Stock from the Company, the escrow agent first had in its possession, prior to 10:30 A.M., New York City time on such date (or after 10:30 A.M. on such day, if the escrow agent is able to deposit such funds in an interest bearing account in time for such funds to accrue interest for that day), funds representing full payment for the shares of Class C Convertible Preferred Stock for which conversion is being elected, and
         (ii) the applicable date of conversion for the shares of Class C Convertible Preferred Stock for which conversion is being elected, and

         - Conversion Price = the lesser of (x) the average Closing Bid Price, as that term is defined below, for the 5 trading days ending on November 17, 1995 (the "Fixed Conversion Price"), or (y) 85% of the average Closing Bid Price, as that term is defined below, of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below. For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ as reported by such other exchange or market where traded) or, if actual sales price information is not available on any such day, the Closing Bid Price on the last reported date.

         (a)(2) Company's Right to Lower Fixed Conversion Price. Company shall have the right to elect to lower the Fixed Conversion Price at any time, and as often as it might choose. If Company is to make such an election, it shall notify Subscriber by facsimile stating Company's decision to lower the Fixed Conversion Price, the amount of the lower Fixed Conversion Price, and the effective date the lower conversion price is to be effective (whether retroactively or prospectively). Furthermore, on the same day Company transmits via facsimile the notice to Holders it is lowering the Fixed Conversion Price, the Company shall also send an original of said notice by over-night courier or two day courier.

         (b) Mechanics of Conversion. In order to convert Class C Convertible Preferred Stock into full shares of Common Stock, the Holder shall (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Company at such office that he elects to convert the same, which notice shall specify the number of shares of Class C Convertible Preferred Stock to be converted and shall contain a calculation of the Conversion Rate (together with a copy of the first page of each certificate to be converted) to the Company or its designated transfer agent prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion and (ii) surrender the original certificate or certificates therefor, duly endorsed, and the original Notice of Conversion by either overnight courier or 2-day courier, to the office of the Company or of any transfer agent for the Class C Convertible Preferred Stock; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Class C Convertible Preferred Stock are delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this a certificate of certificates ("Stock Certificates") representing shares of Class C Convertible Preferred Stock, and

(in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Company shall execute and deliver new Stock Certificate(s) of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of this Class C Convertible Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error.

     The Company shall use all reasonable efforts to issue and deliver within three (3) business days after delivery to the Company of such certificates, or after such agreement and indemnification, to such Holder of Class C Convertible Preferred Stock at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company before midnight, New York City time, on the Date of Conversion, and (ii) that the original Stock Certificates representing the shares of Class C Convertible Preferred Stock to be converted are received by the transfer agent or the Company within five business days thereafter. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Stock Certificates representing the Class C Convertible Preferred Stock to be converted are not received by the transfer agent or the Company within five business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Company or its designated transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Company's option, may be declared null and void.

     Following conversion of shares of Class C Convertible Preferred Stock, such shares of Class C Convertible Preferred Stock will no longer be outstanding.

     (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Class C Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Class C Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class C Convertible Preferred Stock, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (d) Automatic Conversion. Each share of Class C Preferred Stock outstanding on November 17, 1997 automatically shall be converted into Common Stock on each date at the Conversion Price then in effect (calculated in accordance with the formula in Section 5(a) above) and November 17, 1997 shall be deemed the Date of Conversion with respect to such Conversion.

     (e) Adjustment to Fixed Conversion Price.

     (i) If, prior to the conversion of all of the Class C Convertible Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

     (ii) If, prior to the conversion of all Class C Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of Class C Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Class C Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Class C Convertible Preferred Stock held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class C Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Class C Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 5(e) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Class C Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Class C Convertible Preferred Stock may be entitled to purchase.

     (iii) If any adjustment under this Section 5(e) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

     Section 6. Redemption.

         (a) Subscriber's Right to Elect to Receive Notice of Cash Redemption by Company. Subscriber shall have the right to require Company to provide advance notice stating whether Company will elect to redeem Subscriber's shares of Class C Convertible Preferred Stock in cash, pursuant to Company's redemption rights discussed in Section 7.

         (b) Mechanics of Subscriber's Election Notice. Subscriber shall send notice to Company by facsimile ("Election Notice") stating Subscriber's intention to require Company to disclose that if Subscriber were to exercise his, her or its right of conversion (pursuant to section 5) whether Company would elect to redeem Subscriber's convertible Security for cash in lieu of issuing Common Stock. Company is required to disclose to Subscriber what action Company would take over the subsequent five day period, including the date Company receives such Election Notice.

         (c) Company's Response. Company must respond within one business day of receipt of Subscriber's Election Notice (1) via facsimile and (2) via overnight courier. If Company does not respond to Subscriber within one business day via facsimile and overnight courier, Company shall be required to issue to Subscriber Common Stock upon Subscriber's conversion within the subsequent five day period.

     Section 7. Cash Redemption by Company.

     (a) Company's Right to Redeem. Subject to the requirements of Section 6 above, the Company shall have the right, in its sole discretion, upon receipt of a Notice of Conversion pursuant to Section 5, to redeem in whole or in part any Class C Convertible Preferred Stock submitted for conversion, immediately prior to conversion. If the Company elects to redeem some, but not all, of the Class C Convertible Preferred Stock submitted for conversion, the Company shall redeem from among the Class C Convertible Preferred Stock submitted by the various shareholders for conversion on the applicable date, a pro-rata amount from each shareholder so submitting Class C Convertible Preferred Stock for conversion.

     (b) Mechanics of Redemption. The Company shall effect each such redemption by giving notice ("Notice of Redemption") of its election to redeem, by facsimile within 1 business day following receipt of a Notice of Conversion from a Holder, with a copy by 2-day courier, to (A) the Holder of Class C Convertible Preferred Stock selected for redemption, at the address and facsimile number of such Holder appearing in the Company's register for the Class C Convertible Preferred Stock and (B) the Company's Transfer Agent. Such redemption notice shall indicate the number of shares of Holder's Preferred Stock that have been selected for redemption and the applicable redemption price. If the Notice of Redemption is not received within the times specified above or does not meet the conditions specified above, the Notice of Redemption shall become null and void (unless otherwise agreed in writing by the Holder). The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has (x) the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the redemption price, with a bank or similar financial institution on the date the redemption notice is sent to shareholders.

     The redemption price ("Redemption Price") per share of Class C Convertible Preferred Stock shall be calculated in accordance with the following formula:

     [(.10)(N/365) (5.0) + 5.0] x Closing Bid price on the Date of Conversion
                                                             Conversion Price

     For the purposes of the above formula, "N", "Closing Bid Price" and "Conversion Price" shall have the meanings set forth in Section 5(a).

     The redemption price shall be paid to the Holder of Class C Convertible Preferred Stock redeemed within 10 business days of the delivery of the notice of such redemption to such Holder; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the Class C Convertible Preferred Stock redeemed are delivered to the Company or its transfer agent as provided in Section 5(b), or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

     Section 8. Corporate Change.

     The Closing Bid Price used to determine the Conversion Price shall be appropriately adjusted to reflect, as deemed equitable and appropriate by the Corporation, any stock dividend, stock split or share combination of the Common Stock. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a "Corporate Change") (other than a Corporate Change in which or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Class C Convertible Preferred Stock shall be assumed by the acquiring entity and thereafter this Class C Convertible Preferred Stock shall be convertible into such class and type of securities as the Holder would have received had the Holder converted this Class C Convertible Preferred Stock immediately prior to such Corporate Change.

     Section 9. Voting Rights. Except as otherwise provided by the Delaware Business Corporation Law, the holders of the Class C Convertible Preferred Stock shall have no voting power whatsoever, and no holder of Class C Convertible Preferred Stock shall vote or otherwise participate in any proceeding in which actions shall be taken by the Corporation or the shareholders thereof or be entitled to notification as to any meeting of the Board of Directors or the shareholders.

     To the extent that under Delaware law the vote of the holders of the Class C Convertible Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Class C Convertible Preferred Stock shall constitute the approval of such action by the class. To the extent that under Delaware law the holders of the Class C Convertible Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Class C Convertible Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated. Holders of the Class C Convertible Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and applicable statutes.

     Section 10. Protective Provisions. So long as shares of Class C Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Class C Convertible Preferred Stock:

         (a) alter or change the rights, preferences or privileges of the shares of Class C Convertible Preferred Stock so as to affect adversely the Class C Convertible Preferred Stock;

         (b) create any new class or Class of stock having a preference over the Class C Convertible Preferred Stock with respect to Distributions (as defined in
Section 2 above); or

         (c) do any act or thing not authorized or contemplated by this Designation which would result in taxation of the holders of shares of the Class C Convertible Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

     Section 11. Status of Redeemed or Converted Stock. In the event any shares of Class C Convertible Preferred Stock shall be redeemed or converted pursuant to Section 5 or Section 6 hereof, the shares so converted or redeemed shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated Class, and shall not be issuable by the Corporation as Class C Convertible Preferred Stock.

     Section 12. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one or more Class of preferred stock with dividend and/or liquidation preferences equal to the dividend and liquidation preferences of the Class C Convertible Preferred Stock.

     FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Class C Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said Class, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of the Delaware Business Corporation Law.

     FURTHER RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file this Certificate of Designation pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, with respect to the Class C Convertible Preferred Stock provided for by the foregoing resolutions.

Signed on the 21st day of November, 1995.

                                            /s/ ALLAN R. GOLDBERG
                                            ------------------------------------
                                                President



Attest: /s/ KATHLEEN E. PICKERING
        ---------------------------
            Assistant Secretary

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Class _ Preferred Stock, represented by stock certificate No(s). (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Innovir Laboratories, Inc. (the "Company") according to the conditions of the Certificate of Designation of Class _ Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Class _ Preferred Stock shall be made in compliance with Regulation S, pursuant to registration of the Common Stock under the Act or pursuant to an exemption from registration under the Act.

Conversion Calculations:             ------------------------------------
                                     Date of Conversion


                                     ------------------------------------
                                     Applicable Conversion Price


                                     ------------------------------------
                                     Signature


                                     ------------------------------------
                                     Name


                                     Address:

                                     ------------------------------------

                                     ------------------------------------


* No shares of common Stock will be issued until the original preferred Stock Certificate(s) to be converted and the Notice of conversion are received by the company's Attorney or Transfer Agent. The original Stock Certificates representing the Class C Preferred Stock to be converted and the Notice of Conversion must be received by the company's Attorney or Transfer Agent by the fifth business day following the Date of conversion, or the Notice of Conversion, at the Company's option, may be declared null and void.


                                                                                                                        Exhibit 11.1
                                                    INNOVIR LABORATORIES, INC.
                                            STATEMENT OF COMPUTATION OF PER SHARE DATA

                                                                                          For the three months ended
                                                                                                 March 31,
                                                                         -----------------------------------------------------------
                                                                                    1996                            1995
                                                                         -----------------------------------------------------------
                                                                                        Fully                            Fully
                                                                        Primary         Diluted         Primary          Diluted
                                                                        -----------     -----------     -----------     ------------
Net loss                                                                ($2,066,044)    ($2,066,044)    ($1,113,019)    ($1,113,019)

Reduction of net loss assuming a portion of the proceeds
from the exercise of options and warrants was used to repay
the Company's term note payable and related accrued
interest, and capital lease obligations and to invest in
short-term government securities, in accordance with the
treasury stock method                                                                       118,571                         481,098
                                                                        -----------     -----------     -----------     ------------
   Net loss                                                             ($2,066,044)    ($1,947,473)    ($1,113,019)      ($631,921)
                                                                        ===========     ===========     ===========     ============
Weighted average number of common shares outstanding                      4,783,152       4,783,152       3,460,558       3,460,558

Weighted average shares issuable upon
  conversion of convertible equity securities                                             1,683,836

Shares issuable upon exercise of outstanding options and warrants                         3,769,084                       5,952,659

Shares assumed to be purchased under the treasury stock method                           (1,093,723)                       (711,752)
                                                                        -----------     -----------     -----------     ------------
Weighted average number of common shares used in computing per
  share data                                                              4,783,152       9,142,349       3,460,558       8,701,465
                                                                        ===========     ===========     ===========     ============
  Net loss per share                                                         ($0.43)         ($0.21)         ($0.32)         ($0.07)
                                                                        ===========     ===========     ===========     ============



                                                                                                                        Exhibit 11.2
                                                    INNOVIR LABORATORIES, INC.
                                            STATEMENT OF COMPUTATION OF PER SHARE DATA

                                                                                          For the six months ended
                                                                                                 March 31,
                                                                         -----------------------------------------------------------
                                                                                    1996                            1995
                                                                         -----------------------------------------------------------
                                                                                        Fully                            Fully
                                                                        Primary         Diluted         Primary          Diluted
                                                                        -----------     -----------     -----------     ------------
Net loss                                                                ($3,750,776)    ($3,750,776)    ($2,262,785)    ($2,262,785)

Reduction of net loss assuming a portion of the proceeds
from the exercise of options and warrants was used to repay
the Company's term note payable and related accrued
interest, and capital lease obligations and to invest in
short-term government securities, in accordance with the
treasury stock method                                                                       211,604                         922,250
                                                                        -----------     -----------     -----------     ------------
  Net loss                                                              ($3,750,776)    ($3,539,172)    ($2,262,785)    ($1,340,535)
                                                                        ===========     ===========     ===========     ============
Weighted average number of common shares outstanding                      4,494,224       4,494,224       3,340,963       3,340,963

Weighted average shares issuable upon conversion of convertible
  equity securities                                                                       1,344,725

Shares issuable upon exercise of outstanding options and warrants                         3,432,296                       6,039,577

Shares assumed to be purchased under the treasury stock method                           (1,093,723)                       (711,752)
                                                                        -----------     -----------     -----------     ------------
Weighted average number of common shares used in computing
  per share data                                                          4,494,224       8,177,522       3,340,963       8,668,788
                                                                        ===========     ===========     ===========     ============
  Net loss per share                                                         ($0.83)         ($0.43)         ($0.68)         ($0.15)
                                                                        ===========     ===========     ===========     ============